                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-30548 of ScreamingMedia Inc. of our report dated January 19, 2000
(March 27, 2000 as to Note 12) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP
New York, New York
April 12, 2000